AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 2016

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEAT BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2844103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Capitola Drive

Durham, NC 27713

(919) 240-7133

(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

HEAT BIOLOGICS, INC. AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

(Full title of the Plan)

Jeffrey Wolf

Heat Biologics, Inc.

801 Capitola Drive

Durham, NC 27713

 (919) 240-7133

(Name, address and telephone number of agent of services)

WITH COPIES TO:

Leslie Marlow, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Do not check if smaller reporting company):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED (1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(4)

Common Stock, par value $0.0002 per share, under the 2014 Stock Incentive Plan	1,900,000	$1.61	$3,059,000	$308.04

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(1)	The securities to be registered include options and rights to acquire the common stock, par value $0.0002 per share (the “Common Stock”), of Heat Biologics, Inc.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares of Common Stock is based upon the average of the high and low prices of the Common Stock on August 10, 2016, as reported by the NASDAQ Capital Market.

(4)	Calculated under Section 6(b) of the Securities Act as .00010070 of the aggregate offering price.

EXPLANATORY NOTE

The Registrant filed with the Securities and Exchange Commission (the “SEC”) its Registration Statement on Form S-8 (Registration No. 333-196763) on June 13, 2014 (the “2014 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 500,000 shares of Common Stock to be offered and sold under the Registrant’s Amended and Restated 2014 Stock Incentive Plan (the “Plan”).  Pursuant to General Instruction E to Form S-8, the contents of the 2014 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant filed with the SEC its Registration Statement on Form S-8 (Registration No. 333-207108) on September 24, 2015 (the “2015 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 600,000 shares of Common Stock to be offered and sold under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2015 Registration Statement are incorporated into this Registration Statement by reference.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 1,900,000 shares of Common Stock to be offered and sold under the Plan.  These shares represented 1,900,000 shares of Common Stock that were added to the Plan as of July 19, 2016 by vote of the Registrant’s stockholders at the Registrant’s 2016 Annual Meeting of Stockholder and, in accordance with the terms of the Plan, are to be assigned to and made available for grant under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-35994) filed with the SEC on February 18, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 001-35994) filed with the SEC on May 11, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (File No. 001-35994) filed with the SEC on August 15, 2016;
•

Our Current Reports on Form 8-K (File No. 001-35994) filed with the SEC on January 15, 2016, February 23, 2016, February 25, 2016, March 3, 2016, March 18, 2016, March 24, 2016, April 7, 2016, April 25, 2016, May 3, 2016, July 1, 2016, July 21, 2016 and August 15, 2016; and

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 8, 2013 (File No. 001-35994).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Document

3.1	Third Amended and Restated Certificate of Incorporation (1)
3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (2)
3.2	Amended and Restated Bylaws (3)
4.1	Amended and Restated 2014 Incentive Stock Plan (4)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (4)
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm (4)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (4)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (4)

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(1)

Incorporated by reference to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on May 6, 2013.

(2)

Incorporated by reference to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on May 30, 2013.

(3)

Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on January 16, 2016.

(4)

Filed herewith.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on the 15th day of August, 2016.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Jeffrey Wolf as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Wolf	Chief Executive Officer (Principal Executive Officer) and Director	August 15, 2016
Jeffrey Wolf
/s/ Ann Rosar	Vice President of Finance (Principal Financial and Accounting Officer)	August 15, 2016
Ann Rosar
/s/ John K. A. Prendergast, Ph.D.	Director	August 15, 2016
John K. A. Prendergast, Ph.D.
/s/ John Monahan, Ph.D.	Director	August 15, 2016
John Monahan, Ph.D.
/s/ Edward B. Smith, III	Director	August 15, 2016
Edward B. Smith, III

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Third Amended and Restated Certificate of Incorporation (1)
3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (2)
3.2	Amended and Restated Bylaws (3)
4.1	Amended and Restated 2014 Incentive Stock Plan (4)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (4)
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm (4)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (4)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (4)

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(1)

Incorporated by reference to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on May 6, 2013.

(2)

Incorporated by reference to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on May 30, 2013.

(3)

Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on January 15, 2016.

(4)

Filed herewith.